Exhibit 99.1

18135 BURKE ST. OMAHA, NE 68022 TEL: 402-829-6800 FAX: 402-829-6836

For further information, contact:

LINDSAY CORPORATION:	HALLIBURTON INVESTOR RELATIONS:
Brian Ketcham	Hala Elsherbini or Geralyn DeBusk
Senior Vice President & Chief Financial Officer	972-458-8000
402-827-6579

Lindsay Corporation Reports Fiscal 2019 Third Quarter Results

•	North America irrigation equipment demand remained constrained during the quarter
•	Infrastructure revenue and results were lower in comparison to strong prior year performance
•	Outlook for both irrigation and infrastructure showing signs of improvement

OMAHA, Neb., July 9, 2019—Lindsay Corporation (NYSE: LNN), a leading global manufacturer and distributor of irrigation and infrastructure equipment and technology, today announced results for its third quarter ended May 31, 2019.

Third Quarter Summary

Revenues for the third quarter of fiscal 2019 were $121.1 million, a decrease of $48.5 million, or 29 percent, compared to revenues of $169.6 million in the prior year third quarter. Approximately $27.2 million of the decrease in revenues was attributable to previously announced business divestitures in the irrigation segment as part of the Company’s Foundation for Growth initiative.

Net earnings for the quarter were $2.9 million, or $0.27 per diluted share, compared with net earnings of $10.4 million, or $0.96 per diluted share, for the same period in the prior year. In addition to the impact of lower revenues, net earnings for the quarter were reduced by after-tax costs of $2.6 million, or $0.23 per diluted share, related to the Company’s Foundation for Growth initiative. Excluding these additional costs, net earnings for the third quarter would have been $5.5 million, or $0.50 per diluted share.1 Net earnings for the same period in the prior year, adjusted for Foundation for Growth costs, would have been $17.9 million, or $1.66 per diluted share.1 Net earnings in the prior year included $1.5 million, or $0.14 per diluted share, related to the business divestitures.

“Low commodity prices and uncertainty regarding the outcome of trade negotiations continued to weigh on farmer sentiment and demand for irrigation equipment during the quarter,” said Tim Hassinger, President and Chief Executive Officer. “Along with that, strong Road Zipper System® sales in the prior year third quarter resulted in a challenging year over year comparison.”

Segment Results

Irrigation segment revenues for the third quarter of fiscal 2019 were $98.6 million, a decrease of $29.8 million, or 23 percent, compared to $128.4 million in the prior year third quarter. Excluding the impact of the divestitures, North America irrigation revenues of $63.0 million increased $2.8 million, or 5 percent, compared to the prior year. Higher revenue from engineering project services and the impact of higher average selling prices were partially offset by lower irrigation equipment unit volume and lower sales of replacement parts. International irrigation revenues of $35.6 million decreased $5.4 million, or 13 percent, compared to the prior year. Excluding the negative impact of differences in foreign currency translation compared to the prior year, international irrigation revenues decreased $2.7 million, or 7 percent.

Irrigation segment operating margin was 11.2 percent of sales (11.7 percent adjusted)1 in the third quarter, compared to 9.1 percent of sales (14.1 percent adjusted)1 in the prior year. The prior year benefited from the recovery of $2.5 million in previously reserved accounts receivable that did not repeat. In addition, lower sales of irrigation equipment and replacement parts in North America resulted in a lower margin mix in the current quarter.

Infrastructure segment revenues for the third quarter of fiscal 2019 were $22.4 million, a decrease of $18.7 million, or 45 percent, compared to $41.2 million in the prior year third quarter. The decrease resulted almost entirely from lower Road Zipper System® sales compared to the prior year’s period.

[1]	Please see Reg G reconciliation of GAAP operating income, net earnings and earnings per share to adjusted figures at end of document.

Infrastructure segment operating margin was 15.8 percent of sales (16.0 percent adjusted)1 in the third quarter, compared to 34.6 percent of sales (35.0 percent adjusted)1 in the third quarter of the prior year. The prior year period included high margin Road Zipper System® orders that did not repeat in the current quarter.

The backlog of unshipped orders at May 31, 2019 was $42.5 million compared with $55.8 million at May 31, 2018. Approximately $12.4 million of the reduction in backlog resulted from business divestitures. Excluding the impact of the divestitures, irrigation segment backlogs were higher and infrastructure backlogs were lower compared to the prior year. Subsequent to the end of the quarter, a $15.0 million Road Zipper System® order was received from a customer in Japan, with delivery expected to begin in the fourth quarter of fiscal 2019.

Foundation for Growth Initiative

In fiscal 2018, the Company announced a defined performance improvement initiative, referred to as Foundation for Growth, with the objectives of simplifying the business and achieving operating margin performance of 11 percent to 12 percent in fiscal 2020, assuming no improvement in market conditions from fiscal 2017.

Outlook

“Severe wet weather and widespread flooding in the U.S. have caused delayed corn plantings and curtailed planted acreage, reducing supply estimates and driving a recent increase in corn prices. Any further reduction in supply and increase in corn prices supports an improved outlook for irrigation equipment demand.” said Mr. Hassinger. “The short-term outlook for international markets remains mixed, with growth expected in Brazil and developing markets while certain other markets remain challenged.”

Mr. Hassinger added, “The receipt of a large international Road Zipper System order, along with early successes we are seeing in partnering with states on road construction projects, positions the infrastructure segment for growth. In addition, we expect that execution of our Foundation for Growth initiative will help us achieve our objective of delivering improved operating margins.”

Third Quarter Conference Call

Lindsay’s fiscal 2019 third quarter investor conference call is scheduled for 11:00 a.m. Eastern Time today. Interested investors may participate in the call by dialing (833) 535-2202 in the U.S., or (412) 902-6745 internationally, and requesting the Lindsay Corporation call. Additionally, the conference call will be simulcast live on the Internet and can be accessed via the investor relations section of the Company’s Web site, www.lindsay.com. Replays of the conference call will remain on our Web site through the next quarterly earnings release. The Company will have a slide presentation available to augment management’s formal presentation, which will also be accessible via the Company’s Web site.

About the Company

Lindsay Corporation (NYSE: LNN) is a leading global manufacturer and distributor of irrigation and infrastructure equipment and technology. Established in 1955, the company has been at the forefront of research and development of innovative solutions to meet the food, fuel, fiber and transportation needs of the world’s rapidly growing population. The Lindsay family of irrigation brands includes Zimmatic® center pivot and lateral move agricultural irrigation systems and FieldNET® remote irrigation management and scheduling technology, as well as irrigation consulting and design and industrial IoT solutions. Also a global leader in the transportation industry, Lindsay Transportation Solutions manufactures equipment to improve road safety and keep traffic moving on the world’s roads, bridges and tunnels, through the Barrier Systems®, Road Zipper® and Snoline™ brands. For more information about Lindsay Corporation, visit www.lindsay.com.

Concerning Forward-looking Statements

This release contains forward-looking statements that are subject to risks and uncertainties and which reflect management’s current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. You can find a discussion of many of these risks and uncertainties in the annual, quarterly and current reports that the Company files with the Securities and Exchange Commission. Forward-looking statements include information concerning possible or assumed future results of operations and planned financing of the Company and those statements preceded by, followed by or including the words “anticipate,” “estimate,” “believe,” “intend,” “expect,” “outlook,” “could,” “may,” “should,” “will,” or similar expressions. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking information contained in this press release.

LINDSAY CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(Unaudited)

	Three months ended		Nine months ended
(in thousands, except per share amounts)	May 31,2019	May 31,2018	May 31,2019	May 31,2018
Operating revenues	$121,054	$169,571	$342,187	$424,436
Cost of operating revenues	91,055	118,093	259,066	305,245

Gross profit	29,999	51,478	83,121	119,191

Operating expenses:
Selling expense	7,515	10,842	23,934	31,087
General and administrative expense	14,695	17,862	46,585	43,866
Engineering and research expense	3,314	3,960	10,547	11,932

Total operating expenses	25,524	32,664	81,066	86,885

Operating income	4,475	18,814	2,055	32,306
Interest expense	(1,169)	(1,226)	(3,552)	(3,502)
Interest income	525	540	1,930	1,171
Other income (expense), net	(602)	(683)	(591)	(2,062)

Earnings (loss) before income taxes	3,229	17,445	(158)	27,913
Income tax expense (benefit)	332	7,066	(827)	12,614

Net earnings	$2,897	$10,379	$669	$15,299

Earnings per share:
Basic	$0.27	$0.96	$0.06	$1.43
Diluted	$0.27	$0.96	$0.06	$1.42

Shares used in computing earnings per share:
Basic	10,786	10,757	10,779	10,735
Diluted	10,814	10,785	10,807	10,763

Cash dividends declared per share	$0.31	$0.30	$0.93	$0.90

LINDSAY CORPORATION AND SUBSIDIARIES

SUMMARY OPERATING RESULTS

(Unaudited)

	Three months ended		Nine months ended
(in thousands)	May 31,2019	May 31,2018	May 31,2019	May 31,2018
Operating revenues:
Irrigation segment	$98,618	$128,421	$281,994	$343,639
Infrastructure segment	22,436	41,150	60,193	80,797

Total operating revenues	$121,054	$169,571	$342,187	$424,436

Operating income:
Irrigation segment	$11,037	$11,718	$26,341	$31,502
Infrastructure segment	3,537	14,248	7,259	20,058
Corporate	(10,099)	(7,152)	(31,545)	(19,254)

Total operating income	$4,475	$18,814	$2,055	$32,306

The Company manages its business activities in two reportable segments as follows:

Irrigation—This reporting segment includes the manufacture and marketing of center pivot, lateral move, and hose reel irrigation systems, as well as various innovative technology solutions such as GPS positioning and guidance, variable rate irrigation, remote irrigation management and scheduling technology, irrigation consulting and design and industrial IoT solutions.

Infrastructure—This reporting segment includes the manufacture and marketing of moveable barriers, specialty barriers, crash cushions and end terminals, and road marking and road safety equipment.

LINDSAY CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)	May 31, 2019	May 31, 2018	August 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$110,839	$111,779	$160,787
Receivables, net	94,584	92,135	69,107
Inventories, net	91,091	82,635	79,233
Assets held-for-sale	2,744	51,516	10,837
Other current assets, net	17,903	12,341	11,087

Total current assets	317,161	350,406	331,051

Property, plant, and equipment, net	70,367	59,884	57,248
Intangibles, net	25,103	28,656	27,376
Goodwill	64,454	64,723	64,671
Deferred income tax assets	8,783	4,581	6,645
Other noncurrent assets, net	20,054	11,528	12,824

Total assets	$505,922	$519,778	$499,815

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$37,509	$30,281	$30,530
Current portion of long-term debt	208	204	205
Liabilities held-for-sale	—	14,275	2,424
Other current liabilities	49,102	53,911	46,935

Total current liabilities	86,819	98,671	80,094

Pension benefits liabilities	5,661	6,080	5,874
Long-term debt	115,885	116,172	116,129
Deferred income tax liabilities	918	1,117	1,083
Other noncurrent liabilities	26,245	20,229	19,769

Total liabilities	235,528	242,269	222,949

Shareholders’ equity:
Preferred stock	—	—	—
Common stock	18,870	18,841	18,841
Capital in excess of stated value	70,566	67,587	68,465
Retained earnings	476,580	483,243	484,886
Less treasury stock—at cost	(277,238)	(277,238)	(277,238)
Accumulated other comprehensive loss, net	(18,384)	(14,924)	(18,088)

Total shareholders’ equity	270,394	277,509	276,866

Total liabilities and shareholders’ equity	$505,922	$519,778	$499,815

LINDSAY CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine months ended
(in thousands)	May 31, 2019	May 31, 2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$669	$15,299
Adjustments to reconcile net earnings to net cash (used in) provided by operating activities:
Depreciation and amortization	10,452	12,851
Loss on sale of business	301	6,023
Provision for uncollectible accounts receivable	(726)	(2,407)
Deferred income taxes	(2,556)	(687)
Share-based compensation expense	3,226	2,942
Other, net	(14)	473
Changes in assets and liabilities:
Receivables	(26,371)	(29,826)
Inventories	(14,467)	(8,247)
Other current assets	546	(971)
Accounts payable	9,072	1,901
Other current liabilities	(4,078)	10,058
Other noncurrent assets and liabilities	4,318	766

Net cash (used in) provided by operating activities	(19,628)	8,175

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant, and equipment	(20,210)	(6,920)
Proceeds from settlement of net investment hedges	2,262	101
Payments for settlement of net investment hedges	(327)	(3,089)
Other investing activities, net	60	241

Net cash used in investing activities	(18,215)	(9,667)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	177	2,788
Common stock withheld for payroll tax obligations	(1,124)	(833)
Principal payments on long-term debt	(153)	(150)
Payment of debt issuance costs	(115)	—
Dividends paid	(10,032)	(9,671)

Net cash used in financing activities	(11,247)	(7,866)

Effect of exchange rate changes on cash and cash equivalents	(858)	(483)

Net change in cash and cash equivalents	(49,948)	(9,841)
Cash and cash equivalents, beginning of period	160,787	121,620

Cash and cash equivalents, end of period	$110,839	$111,779

LINDSAY CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

The non-GAAP tables below disclose (a) the impact on diluted earnings per share of consulting fees, severance costs and loss from business divestitures, associated with the Company’s Foundation for Growth Initiative (“FFG costs”), (b) the impact on operating income of FFG costs, and (c) the impact on segment operating income of FFG costs. Management believes adjusted net earnings, adjusted diluted earnings per share and adjusted operating income are important indicators of the Company’s business performance because they exclude items that may not be indicative of, or may be unrelated to, the Company’s underlying operating results, and provide a useful baseline for analyzing trends in the business. Non-GAAP measures used by the Company may differ from similar measures used by other companies, even when similar terms are used to identify such measures. These adjusted financial measures should not be considered in isolation or as a substitute for reported net earnings, diluted earnings per share and operating income. These non-GAAP financial measures reflect an additional way of viewing the Company’s operations that, when viewed with the GAAP results and the following reconciliations to the corresponding GAAP financial measures, management believes provides a more complete understanding of the Company’s business.

	Three months ended		Nine months ended
(in thousands, except per share amounts)	May 31, 2019	Diluted earnings per share	May 31, 2019	Diluted earnings per share
Net earnings—as reported	$2,897	$0.27	$669	$0.06
FFG costs—after tax	2,553	0.23	9,140	0.85

Net earnings—adjusted	$5,450	$0.50	$9,809	$0.91

Average shares outstanding—diluted		10,814		10,807

	For the three months ended May 31, 2019
Operating income reconciliation	Consolidated	Irrigation	Infrastructure	Corporate
Operating income—as reported	$4,475	$11,037	$3,537	$(10,099)
FFG costs—pre-tax	3,890	550	56	3,284

Adjusted operating income	$8,365	$11,587	$3,593	$(6,815)

Operating revenues	$121,054	$98,618	$22,436	$—
Operating income as a percent of operating revenues	3.7%	11.2%	15.8%	N/A
Adjusted operating income as a percent of operating revenues	6.9%	11.7%	16.0%	N/A

	For the nine months ended May 31, 2019
Operating income reconciliation	Consolidated	Irrigation	Infrastructure	Corporate
Operating income—as reported	$2,055	$26,341	$7,259	$(31,545)
FFG costs—pre-tax	13,166	676	188	12,302

Adjusted operating income	$15,221	$27,017	$7,447	$(19,243)

Operating revenues	$342,187	$281,994	$60,193	$—
Operating income as a percent of operating revenues	0.6%	9.3%	12.1%	N/A
Adjusted operating income as a percent of operating revenues	4.4%	9.6%	12.4%	N/A

LINDSAY CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

The non-GAAP tables below disclose (a) the impact on diluted earnings per share of (1) tax expense attributed to enactment of the U.S. Tax Cuts and Jobs Act (“U.S. Tax Reform”), and (2) severance costs and professional consulting fees associated with the Company’s Foundation for Growth initiative (“FFG costs”), (b) the impact on operating income of FFG costs, and (c) the impact on segment operating income of FFG costs. Management believes adjusted net earnings, adjusted diluted earnings per share and adjusted operating income are important indicators of the Company’s business performance because they exclude items that may not be indicative of, or may be unrelated to, the Company’s underlying operating results, and provide a useful baseline for analyzing trends in the business. Non-GAAP measures used by the Company may differ from similar measures used by other companies, even when similar terms are used to identify such measures. These adjusted financial measures should not be considered in isolation or as a substitute for reported net earnings, diluted earnings per share and operating income. These non-GAAP financial measures reflect an additional way of viewing the Company’s operations that, when viewed with the GAAP results and the following reconciliations to the corresponding GAAP financial measures, management believes provides a more complete understanding of the Company’s business.

	Three months ended		Nine months ended
(in thousands, except per share amounts)	May 31, 2018	Diluted earnings per share	May 31, 2018	Diluted earnings per share
Net earnings—as reported	$10,379	$0.96	$15,299	$1.42
Impact of U.S. Tax Reform	—	0.00	2,578	0.24
FFG costs—after tax	7,525	0.70	9,193	0.85

Net earnings—adjusted	$17,904	$1.66	$27,070	$2.52

Average shares outstanding—diluted		10,785		10,763

	For the three months ended May 31, 2018
Operating income reconciliation	Consolidated	Irrigation	Infrastructure	Corporate
Operating income—as reported	$18,814	$11,718	$14,248	$(7,152)
FFG costs—pre-tax	7,556	6,356	165	1,035

Adjusted operating income	$26,370	$18,074	$14,413	$(6,117)

Operating revenues	$169,571	$128,421	$41,150	$—
Operating income as a percent of operating revenues	11.1%	9.1%	34.6%	N/A
Adjusted operating income as a percent of operating revenues	15.6%	14.1%	35.0%	N/A

	For the nine months ended May 31, 2018
Operating income reconciliation	Consolidated	Irrigation	Infrastructure	Corporate
Operating income—as reported	$32,306	$31,502	$20,058	$(19,254)
FFG costs—pre-tax	9,887	6,929	165	2,793

Adjusted operating income	$42,193	$38,431	$20,223	$(16,461)

Operating revenues	$424,436	$343,639	$80,797	$—
Operating income as a percent of operating revenues	7.6%	9.2%	24.8%	N/A
Adjusted operating income as a percent of operating revenues	9.9%	11.2%	25.0%	N/A